Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Michael J. Zugay
Sr. Vice President & CFO
412-787-9590
mzugay@igate.com

iGATE CORPORATION ANNOUNCES SHAREHOLDER APPROVAL OF DELISTING TRANSACTION

Pittsburgh, Pennsylvania, November 14, 2007 — iGATE Corporation [NASDAQ: IGTE], a Pennsylvania corporation and leading provider of global IT and BPO services (“iGATE”), today reported that, following an Extraordinary General Meeting of the shareholders of its offshore subsidiary, iGATE Global Solutions, Ltd. (“iGS”) held on November 13, 2007, the iGS shareholders have approved the delisting of iGS from the Bombay Stock Exchange, the National Stock Exchange, and the Bangalore Stock Exchange.

The next steps in the delisting process are the establishment of a floor price per share, which is based upon the past 26-week average price of iGS’ common stock, and the discovery of an exit price per share for the minority interest owned by non-iGATE shareholders of iGS. This is the price at which the maximum number of shares are tendered during the reverse-book building process. iGATE reserves the right not to effect the delisting if the final price per share is not acceptable to its Board of Directors. The delisting process is expected to be completed by December 31, 2007.

About iGATE Corporation

Pittsburgh, Pennsylvania-based iGATE Corporation (NASDAQ: IGTE) is the first fully integrated technology and operations firm with a global service model. iGATE Corporation, through its offshore subsidiary, iGATE Global Solutions Ltd., enables clients to optimize their business through a combination of process investment strategies, technology leverage and business process outsourcing and provisioning. Services include consulting, enterprise data management and data warehousing, business intelligence and analytics, design, development, systems integration, package evaluation, and implementation, re-engineering and maintenance. iGATE Corporation also offers IT Professional Services in the areas of packaged application implementation, custom development, web services and business intelligence. The Company services more than 300 clients across five continents. Clients rely on iGATE for high quality service, responsiveness, and cost-effective global reach. More information about iGATE is available at http://www.igatecorp.com.

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates and the proposed delisting. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the pricing of the shares to be purchased in the delisting, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2006.